Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2024

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2024
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2024 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	13

Consolidated Financial Statements
Consolidated Balance Sheets	14
Consolidated Statements of Income	15

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	16
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	17
Funds from Operations	18
Market Capitalization, Debt Ratios and Liquidity	19
Additional Disclosures	20

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	21
Leasing Activity	22
Leases Executed but Not Yet Rent Commenced	23
Retail Portfolio Lease Expiration Schedules	24

Property Data
Property Status Report	26
Property Acquisitions and Dispositions	29
Development, Redevelopment and Anchor Repositioning Projects	30

Debt Schedules
Debt Summary	32
Mortgage Debt Summary	33
Debt Maturity Schedule	34

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2024 Results
-- Raises Outlook for Full-Year 2024 FFO as Adjusted --

NEW YORK, NY, May 7, 2024 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2024 and updated its outlook for full-year 2024.
"We had an excellent start to 2024, exceeding our plan and delivering FFO as Adjusted of $0.33 per share in the first quarter primarily due to higher NOI growth,” said Jeff Olson, Chairman and CEO. “In addition, we acquired two shopping centers in New Jersey - Heritage Square and Ledgewood Commons - strengthening our presence in this core market and providing attractive growth and redevelopment opportunities. These acquisitions, totaling $117 million at an approximate capitalization rate of 8%, were financed through a combination of 6.1% mortgage debt, asset sales at a blended 5% cap rate and equity issued under our ATM program. Looking ahead, based on our better-than-expected results and our recent accretive acquisitions, we have increased our 2024 FFO as Adjusted guidance by $0.03 per share at the midpoint to $1.30 per share, and we expect 2025 FFO as Adjusted will be towards the high end of the range that we outlined at our April 2023 Investor Day."

Financial Results(1)(2)

(in thousands, except per share amounts)	1Q24	1Q23
Net income (loss) attributable to common shareholders	$2,603	$(19,118)
Net income (loss) per diluted share	0.02	(0.16)
Funds from Operations ("FFO")	39,050	38,602
FFO per diluted share	0.32	0.32
FFO as Adjusted	40,818	38,973
FFO as Adjusted per diluted share	0.33	0.32

Net income for the three months ended March 31, 2024 included a $1.9 million, or $0.02 per diluted share, gain on sale of real estate, primarily related to the disposition of a single tenant property in Hazlet, NJ. FFO and FFO as Adjusted for the three months ended March 31, 2024 benefited from rent commencements on new leases and growth from our capital recycling activities.

Same-Property Operating Results Compared to the Prior Year Period(3)

1Q24
Same-property Net Operating Income ("NOI") growth	2.2%
Same-property NOI growth, including properties in redevelopment	3.7%

Increases in same-property NOI metrics for the three months ended March 31, 2024 were primarily driven by rent commencements on new leases from our signed but not open pipeline.

Operating Results(1)
•Achieved same-property portfolio leased occupancy of 96.2%, an increase of 140 basis points compared to March 31, 2023 and 30 basis points compared to December 31, 2023.
•Reported consolidated portfolio leased occupancy, excluding Sunrise Mall and Kingswood Center, of 96.1%, an increase of 140 basis points compared to March 31, 2023 and 20 basis points compared to December 31, 2023.
•Increased retail shop leased occupancy to 88.4%, up 340 basis points compared to March 31, 2023 and 70 basis points compared to December 31, 2023.
•Executed 44 new leases, renewals and options totaling 805,000 sf during the quarter. New leases totaled 70,000 sf, of which 63,000 sf was on a same-space basis and generated an average cash spread of 22.6%. New leases, renewals and options totaled 570,000 sf on a same-space basis including renewals with Walmart at Woodbridge Commons for 136,000 sf and Home Depot at Totowa Commons for 102,000 sf, and generated an average cash spread of 10.3%.

Financing Activity
On January 2, 2024, the Company paid off three variable rate mortgage loans aggregating $75.7 million that were due to mature in the fourth quarter of 2024 at interest rates of 7.34%, on the date of repayment. The mortgages were secured by the following properties: Hudson Commons, Greenbrook Commons, and Gun Hill Commons.
On March 28, 2024, the Company refinanced the mortgage secured by its property, Yonkers Gateway Center, with a new 5-year, $50 million loan with a fixed interest rate of 6.30%. The proceeds from the refinancing were used to pay off the previous mortgage on the property, which had an outstanding balance of $22.7 million.
As of March 31, 2024, the Company has limited debt maturities coming due through December 31, 2026, aggregating $189.3 million, which represents approximately 11% of outstanding debt.
During the three months ended March 31, 2024, the Company issued 1,082,945 common shares at a weighted average price of $17.31 per share under its ATM Program, generating net cash proceeds of $18.5 million, used to partially fund the acquisition of Ledgewood Commons.

Acquisition and Disposition Activity
Since October 2023, the Company has acquired four properties for a total of $426 million, at a weighted average capitalization rate of 7.2%, while disposing of non-core and industrial assets of $356 million at a weighted average capitalization rate of 5.2%. The Company continues to prioritize these efforts, focusing on additional accretive transactions.
On February 8, 2024, the Company acquired Heritage Square, an unencumbered 87,000 sf shopping center located in Watchung, NJ, for a purchase price of $34 million. The property is anchored by Ulta, HomeSense and Sierra Trading, and includes three outparcels with a fourth currently under construction. The initial capitalization rate on this transaction was 7.8% and was funded using cash on hand.
On March 14, 2024, the Company closed on the sale of its 95,000 sf property located in Hazlet, NJ for a price of $8.7 million, representing a 3.7% capitalization rate.
On April 5, 2024, the Company closed on the $83 million acquisition of Ledgewood Commons, a 448,000 sf grocery anchored shopping center located in Roxbury Township, NJ. The shopping center has a strong and diverse tenant mix including national brands Walmart Supercenter, Marshalls, Burlington, Ulta, Starbucks, and Chipotle. The initial capitalization rate on the transaction was 7.9%. Future growth is expected to be achieved from two pre-approved but undeveloped outparcels totaling 20,000 sf and lease up of small shop vacancies. On May 3, 2024, a new 5-year, $50 million mortgage loan secured by the property was obtained bearing interest at a fixed rate of 6.03%. We expect the first-year cash yield on this investment to exceed 10%.
On April 26, 2024, the Company closed on the sale of its 127,000 sf industrial property located in Lodi, NJ for a price of $29.2 million, reflecting a 5.4% capitalization rate. This transaction was structured as part of a Section 1031 exchange with the acquisition of Heritage Square, allowing for the deferral of capital gains resulting from the sale for income tax purposes.

Leasing, Development and Redevelopment
The Company has $166.4 million of active redevelopment projects underway, with estimated remaining costs to complete of $99.7 million. The active redevelopment projects are expected to generate an approximate 15% unleveraged yield. During the quarter, we stabilized one project aggregating $1.7 million with the rent commencement of Wren Kitchens at Yonkers Gateway Center in January 2024.

During the quarter, the Company executed 70,000 sf of new leases, including leases with a national discount department store at Amherst Commons, Dollar Tree at West Branch Commons, Mattress Warehouse at Plaza at Woodbridge, and Foot Locker at Shops at Caguas.
As of March 31, 2024, the Company has signed leases that have not yet rent commenced that are expected to generate an additional $27.4 million of future annual gross rent, representing approximately 10% of current annualized NOI. Approximately $4.2 million of this amount is expected to be recognized in the remainder of 2024.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of March 31, 2024 include:
•Total liquidity of approximately $712 million, consisting of $95 million of cash on hand and $617 million available under the Company's $800 million revolving credit agreement, including undrawn letters of credit.
•Mortgages payable of $1.5 billion, with a weighted average term to maturity of five years, all of which is fixed rate or hedged.
•$153 million drawn on our $800 million revolving credit agreement that matures on February 9, 2028, including two six-month extensions.
•Total market capitalization of approximately $3.9 billion, comprised of 125.4 million fully-diluted common shares valued at $2.2 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 41%.

2024 Outlook
The Company has updated its 2024 full-year outlook, estimating net income of $0.12 to $0.17 per diluted share, FFO of $1.22 to $1.27 per diluted share, and FFO as Adjusted of $1.27 to $1.32 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our guidance can be found on page 4 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on May 7, 2024 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13744877. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting May 7, 2024 at 11:30am ET through May 21, 2024 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13744877.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 8 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2024.
(3) Refer to page 9 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2024.
(4) Net debt as of March 31, 2024 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $95 million.
(5) Refer to page 19 for the calculation of market capitalization as of March 31, 2024.

2024 Earnings Guidance
The Company has increased its 2024 full-year guidance ranges, estimating net income of $0.12 to $0.17 per diluted share, FFO of $1.22 to $1.27 per diluted share, and FFO as Adjusted of $1.27 to $1.32 per diluted share. Below is a summary of the Company's 2024 outlook, assumptions used in our forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.12 - $0.17	$0.12 - $0.17
Net income attributable to common shareholders per diluted share	$0.11 - $0.16	$0.11 - $0.16
FFO per diluted share	$1.20 - $1.25	$1.22 - $1.27
FFO as Adjusted per diluted share	$1.24 - $1.29	$1.27 - $1.32

The Company's 2024 full year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 4.0% to 6.0%, an increase from our previous assumption of 3.0% to 5.0%.
•Acquisitions of $117 million and dispositions of $37 million, both reflecting activity completed year-to-date.
•Recurring G&A expenses ranging from $35.5 million to $37.5 million, remaining unchanged from our previous assumption.
•Interest and debt expense ranging from $86 million to $88.5 million, an increase from our previous assumption of $83 million to $85 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2024E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$14,700	$20,700	$0.12	$0.17
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,400)	(1,400)	(0.01)	(0.01)
Consolidated subsidiaries	700	700	0.01	0.01
Net income attributable to common shareholders	14,000	20,000	0.11	0.16
Adjustments:
Rental property depreciation and amortization	137,300	137,300	1.11	1.11
Gain on sale of real estate	(1,900)	(1,900)	(0.02)	(0.02)
Limited partnership interests in operating partnership	1,400	1,400	0.01	0.01
FFO Applicable to diluted common shareholders	150,800	156,800	1.22	1.27
Adjustments to FFO:
Impact of property in foreclosure	4,700	4,700	0.04	0.04
Write-off of receivables arising from the straight-lining of rents	600	600	—	—
Transaction, severance, litigation and other expenses	400	400	—	—
Loss on extinguishment of debt	300	300	—	—
FFO as Adjusted applicable to diluted common shareholders	$156,800	$162,800	$1.27	$1.32

The following table is a reconciliation bridging our 2023 FFO per diluted share to the Company's estimated 2024 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2023 FFO applicable to diluted common shareholders	$1.51	$1.51
2023 Items impacting FFO comparability(2)	(0.26)	(0.26)
2024 Items impacting FFO comparability(2)	(0.01)	(0.01)
2024 impact of property in foreclosure	(0.04)	(0.04)
Same-property NOI growth, including redevelopment	0.07	0.10
Acquisitions net of dispositions NOI growth	0.08	0.08
Interest and debt expense(3)	(0.10)	(0.08)
Recurring general and administrative	(0.01)	—
Straight-line rent and non-cash items	(0.01)	(0.01)
Lease termination and other income	(0.01)	(0.01)
2024 FFO applicable to diluted common shareholders	$1.22	$1.27
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2023 and expected adjustments for fiscal year 2024 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 8 for more information.
(3) Excludes the impact of Kingswood Center, a property in the process of foreclosure.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2024 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 11 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 66 properties for the three months ended March 31, 2024 and 2023. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. We also present this metric excluding the collection of amounts previously deemed uncollectible.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2024, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 66 properties for the three months ended March 31, 2024 and 2023. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2024 and 2023. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2024	2023
Net income (loss)	$2,445	$(20,146)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	276	240
Operating partnership	(118)	788
Net income (loss) attributable to common shareholders	2,603	(19,118)
Adjustments:
Rental property depreciation and amortization	38,231	24,809
Limited partnership interests in operating partnership	118	(788)
Gain on sale of real estate	(1,902)	(356)
Real estate impairment loss(2)	—	34,055
FFO Applicable to diluted common shareholders	39,050	38,602
FFO per diluted common share(1)	0.32	0.32
Adjustments to FFO:
Impact of property in foreclosure(3)	821	—
Non-cash adjustments(4)	576	(36)
Loss on extinguishment of debt(5)	272	—
Transaction, severance and litigation expenses	109	407
Tenant bankruptcy settlement income	(10)	—
FFO as Adjusted applicable to diluted common shareholders	$40,818	$38,973
FFO as Adjusted per diluted common share(1)	$0.33	$0.32

Weighted Average diluted common shares(1)	122,814	122,447
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2023, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the three months ended March 31, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(3) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. The Company determined it is appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as the property is in the foreclosure process.
(4) Includes the acceleration and write-off of lease intangibles related to tenant terminations, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.
(5) The loss on extinguishment of debt relates to the prepayment of three variable rate mortgage loans that were due to mature in the fourth quarter of 2024 and had interest rates of 7.34% on the pay off date.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2024 and 2023. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income (loss)	$2,445	$(20,146)
Depreciation and amortization	38,574	25,084
Interest and debt expense	20,577	15,293
General and administrative expense	9,046	9,058
Loss on extinguishment of debt	272	—
Other expense	225	226
Income tax expense	665	706
Gain on sale of real estate	(1,902)	(356)
Real estate impairment loss	—	34,055
Interest income	(688)	(511)
Non-cash revenue and expenses	(2,522)	(2,263)
NOI	66,692	61,146
Adjustments:
Sunrise Mall net operating loss	522	1,014
Tenant bankruptcy settlement income and lease termination income	(47)	(8)
Non-same property NOI and other(1)	(12,494)	(8,654)
Same-property NOI	$54,673	$53,498
NOI related to properties being redeveloped	5,813	4,803
Same-property NOI including properties in redevelopment	$60,486	$58,301
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2024 and 2023. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income (loss)	$2,445	$(20,146)
Depreciation and amortization	38,574	25,084
Interest and debt expense	20,577	15,293
Income tax expense	665	706
Gain on sale of real estate	(1,902)	(356)
Real estate impairment loss	—	34,055
EBITDAre	60,359	54,636
Adjustments for Adjusted EBITDAre:
Non-cash adjustments(2)	698	(36)
Transaction, severance and litigation expenses	109	407
Loss on extinguishment of debt	272	—
Tenant bankruptcy settlement income	(10)	—
Impact of property in foreclosure(1)	(625)	—
Adjusted EBITDAre	$60,803	$55,007
(1) Adjustment reflects the operating income for Kingswood Center, excluding $1.4 million of interest and debt expense and $0.4 million of depreciation and amortization expense that is already adjusted for the purposes of calculating EBITDAre. See footnote 3 on page 8 for additional information.
(2) Includes the acceleration and write-off of lease intangibles related to tenant terminations, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.4 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, which may lead to rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of March 31, 2024

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 11 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three months ended March 31, 2024 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended
Summary Financial Results	March 31, 2024
Total revenue	$109,626
General & administrative expenses (G&A)	$9,046
Recurring G&A(10)	$8,937
Net income attributable to common shareholders	$2,603
Earnings per diluted share	$0.02
Adjusted EBITDAre(7)	$60,803
Funds from operations (FFO)	$39,050
FFO per diluted common share	$0.32
FFO as Adjusted	$40,818
FFO as Adjusted per diluted common share	$0.33
Total dividends paid per share	$0.17
Stock closing price low-high range (NYSE)	$16.44 to $18.25
Weighted average diluted shares used in EPS computations(1)	122,814
Weighted average diluted common shares used in FFO computations(1)	122,814

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	76 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,513,000
Weighted average annual rent psf - retail portfolio(3)(5)	$20.29
Consolidated portfolio leased occupancy at end of period(9)	91.2%
Consolidated retail portfolio leased occupancy at end of period(5)	96.1%
Same-property portfolio leased occupancy at end of period(2)	96.2%
Same-property physical occupancy at end of period(4)(2)	93.2%
Same-property NOI growth(2)	2.2%
Same-property NOI growth, including redevelopment properties	3.7%
NOI margin(11)	63.6%
Same-property expense recovery ratio	83.6%
Same-property, including redevelopment, expense recovery ratio	82.2%
New, renewal and option rent spread - cash basis(8)	10.3%
New, renewal and option rent spread - GAAP basis(8)	13.8%
Net debt to total market capitalization(6)	41.4%
Net debt to Adjusted EBITDAre(6)	6.6	x
Adjusted EBITDAre to interest expense(7)	3.1	x
Adjusted EBITDAre to fixed charges(7)	2.6	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2024 are the same as the GAAP weighted average diluted shares due to the dilutive impact of the assumed conversion of the LTIP and OP units.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired, disposed, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 1.2 million square feet for Sunrise Mall, 0.1 million square feet for Kingswood Center and 0.1 million square feet for an industrial property. The weighted average annual rent per square foot for our industrial portfolio was $13.35.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall and Kingswood Center) and excludes industrial and self-storage.
(6) See computation for the quarter ended March 31, 2024 on page 19. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 17.
(8) See computation on page 22.
(9) Excluding Sunrise Mall and Kingswood Center, consolidated portfolio leased occupancy is 96.1%.
(10) Recurring G&A for the three months ended March 31, 2024 excludes $0.1 million of transaction and severance costs.
(11) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin is 62.3% as of March 31, 2024.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2024 (unaudited) and December 31, 2023
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
ASSETS
Real estate, at cost:
Land	$645,435	$635,905
Buildings and improvements	2,692,470	2,678,076
Construction in progress	254,525	262,275
Furniture, fixtures and equipment	10,200	9,923
Total	3,602,630	3,586,179
Accumulated depreciation and amortization	(837,790)	(819,243)
Real estate, net	2,764,840	2,766,936
Operating lease right-of-use assets	50,711	56,988
Cash and cash equivalents	67,303	101,123
Restricted cash	27,748	73,125
Tenant and other receivables	16,373	14,712
Receivable arising from the straight-lining of rents	60,062	60,775
Identified intangible assets, net of accumulated amortization of $55,976 and $51,399, respectively	110,486	113,897
Deferred leasing costs, net of accumulated amortization of $21,074 and $21,428, respectively	27,333	27,698
Prepaid expenses and other assets	89,209	64,555
Total assets	$3,214,065	$3,279,809

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,525,345	$1,578,110
Unsecured credit facility	153,000	153,000
Operating lease liabilities	47,639	53,863
Accounts payable, accrued expenses and other liabilities	97,385	102,997
Identified intangible liabilities, net of accumulated amortization of $46,397 and $46,610, respectively	168,313	170,411
Total liabilities	1,991,682	2,058,381
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 118,815,093 and 117,652,656 shares issued and outstanding, respectively	1,186	1,175
Additional paid-in capital	1,022,710	1,011,942
Accumulated other comprehensive income	739	460
Accumulated earnings	119,513	137,113
Noncontrolling interests:
Operating partnership	63,128	55,355
Consolidated subsidiaries	15,107	15,383
Total equity	1,222,383	1,221,428
Total liabilities and equity	$3,214,065	$3,279,809

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2024 and 2023 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
REVENUE
Rental revenue	$109,547	$99,354
Other income	79	87
Total revenue	109,626	99,441
EXPENSES
Depreciation and amortization	38,574	25,084
Real estate taxes	17,003	15,677
Property operating	20,506	17,426
General and administrative	9,046	9,058
Real estate impairment loss	—	34,055
Lease expense	3,128	3,155
Total expenses	88,257	104,455
Gain on sale of real estate	1,902	356
Interest income	688	511
Interest and debt expense	(20,577)	(15,293)
Loss on extinguishment of debt	(272)	—
Income (loss) before income taxes	3,110	(19,440)
Income tax expense	(665)	(706)
Net income (loss)	2,445	(20,146)
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(118)	788
Consolidated subsidiaries	276	240
Net income (loss) attributable to common shareholders	$2,603	$(19,118)

Earnings (loss) per common share - Basic:	$0.02	$(0.16)
Earnings (loss) per common share - Diluted:	$0.02	$(0.16)
Weighted average shares outstanding - Basic	118,072	117,450
Weighted average shares outstanding - Diluted	122,814	117,450

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three months ended March 31, 2024 and 2023
(in thousands)

	Three Months Ended March 31,		Percent Change
	2024	2023
Composition of NOI(1)
Property rentals	$76,543	$71,435
Tenant expense reimbursements	30,194	26,208
Rental revenue deemed collectible (uncollectible)	296	(551)
Total property revenue	107,033	97,092	10.2%
Real estate taxes	(17,003)	(15,677)
Property operating	(20,972)	(17,908)
Lease expense	(2,366)	(2,361)
Total property operating expenses	(40,341)	(35,946)	12.2%
NOI(1)	$66,692	$61,146	9.1%

NOI margin (NOI / Total property revenue)	62.3%	63.0%

Same-property NOI(1)(2)
Property rentals	$61,814	$60,259
Tenant expense reimbursements	24,748	22,787
Rental revenue deemed collectible (uncollectible)	247	(78)
Total property revenue	86,809	82,968
Real estate taxes	(13,264)	(13,021)
Property operating	(16,276)	(13,878)
Lease expense	(2,596)	(2,571)
Total property operating expenses	(32,136)	(29,470)
Same-property NOI(1)(2)	$54,673	$53,498	2.2%

NOI related to properties being redeveloped(2)	$5,813	$4,803
Same-property NOI including properties in redevelopment(1)	$60,486	$58,301	3.7%

Same-property physical occupancy	93.2%	91.2%
Same-property leased occupancy	96.2%	94.8%
Number of properties included in same-property analysis	66

(1) NOI excludes non-cash revenue and expenses. Refer to page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process in the comparative periods, and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three months ended March 31, 2024 and 2023
(in thousands)

	Three Months Ended March 31,
	2024		2023
Net income (loss)	$2,445		$(20,146)
Depreciation and amortization	38,574		25,084
Interest expense	19,558		14,337
Amortization of deferred financing costs	1,019		956
Income tax expense	665		706
Gain on sale of real estate	(1,902)		(356)
Real estate impairment loss	—		34,055
EBITDAre	60,359		54,636
Adjustments for Adjusted EBITDAre:
Non-cash adjustments(2)	698		(36)
Loss on extinguishment of debt	272		—
Transaction, severance and litigation expenses	109		407
Tenant bankruptcy settlement income	(10)		—
Impact of property in foreclosure(1)	(625)		—
Adjusted EBITDAre	$60,803		$55,007

Interest expense	$19,558		$14,337

Adjusted EBITDAre to interest expense	3.1	x	3.8	x

Fixed charges
Interest expense	$19,558		$14,337
Scheduled principal amortization	3,783		4,976
Total fixed charges	$23,341		$19,313

Adjusted EBITDAre to fixed charges	2.6	x	2.8	x

(1) Adjustment reflects the operating income for Kingswood Center, excluding $1.4 million of interest and debt expense and $0.4 million of depreciation and amortization expense that is already adjusted for the purposes of calculating EBITDAre. See footnote 3 on page 8 for additional information.
(2) Includes the acceleration and write-off of lease intangibles related to tenant terminations, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three months ended March 31, 2024
(in thousands, except per share amounts)

	Three Months Ended March 31, 2024
	(in thousands)	(per share)(2)
Net income	$2,445	$0.02
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	276	—
Operating partnership	(118)	—
Net income attributable to common shareholders	2,603	0.02
Adjustments:
Rental property depreciation and amortization	38,231	0.31
Limited partnership interests in operating partnership(1)	118	—
Gain on sale of real estate	(1,902)	(0.02)
Real estate impairment loss	—	—
FFO applicable to diluted common shareholders	39,050	0.32
Adjustments to FFO:
Impact of property in foreclosure(3)	821	0.01
Non-cash adjustments(4)	576	—
Loss on extinguishment of debt(5)	272	—
Transaction, severance and litigation expenses	109	—
Tenant bankruptcy settlement income	(10)	—
FFO as Adjusted applicable to diluted common shareholders	$40,818	$0.33

Weighted average diluted shares used to calculate EPS	122,814
Assumed conversion of OP and LTIP Units to common shares	—
Weighted average diluted common shares - FFO	122,814

(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been included for purposes of calculating earnings per diluted share for the periods presented because they are dilutive.
(2) Individual items may not add up due to total rounding.
(3) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. The Company determined it is appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as the property is in the foreclosure process.
(4) Includes the acceleration and write-off of lease intangibles related to tenant terminations, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.
(5) The loss on extinguishment of debt relates to the prepayment of three variable rate mortgage loans that were due to mature in the fourth quarter of 2024 and had interest rates of 7.34% on the pay off date.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2024
(in thousands, except share amounts)

	March 31, 2024
Closing market price of common shares	$17.27

Basic common shares	118,815,093
OP and LTIP units	6,555,570
Diluted common shares	125,370,663

Equity market capitalization	$2,165,151

Total consolidated debt(1)	$1,691,348
Cash and cash equivalents including restricted cash	(95,051)
Net debt	$1,596,297

Net Debt to annualized Adjusted EBITDAre(2)	6.6	x

Total consolidated debt(1)	$1,691,348
Equity market capitalization	2,165,151
Total market capitalization	$3,856,499

Net debt to total market capitalization at applicable market price	41.4%

Cash and cash equivalents including restricted cash	$95,051
Available under unsecured credit facility(3)	616,940
Total liquidity	$711,991

(1) Total consolidated debt excludes unamortized debt issuance costs of $13.0 million.
(2) Net debt to Adjusted EBITDAre is calculated based on first quarter 2024 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. The Company obtained five letters of credit aggregating $30.1 million which were provided to mortgage lenders to secure its obligations for certain capital requirements per the respective loan agreements. As of March 31, 2024, the Company had $153 million of outstanding borrowings under the unsecured line of credit.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended March 31,
Rental Revenue:	2024	2023
Property rentals	$79,154	$73,780
Tenant expense reimbursements	30,097	26,125
Rental revenue deemed collectible (uncollectible)	296	(551)
Total rental revenue(1)	$109,547	$99,354

	Three Months Ended March 31,
Composition of Property Rentals	2024	2023
Minimum rent	$75,604	$70,633
Non-cash revenues(2)	2,575	2,338
Percentage rent	939	801
Lease termination income(2)	36	8
Total property rentals	$79,154	$73,780

	Three Months Ended March 31,
	2024	2023
Certain Non-Cash Items:
Straight-line rents(3)	$1,086	$830
Amortization of below-market lease intangibles, net(3)	1,489	1,508
Lease expense GAAP adjustments(4)	(53)	(75)
Amortization of deferred financing costs(5)	(1,019)	(956)
Capitalized interest(5)	2,678	2,669
Share-based compensation expense(6)	(2,421)	(2,007)

Capital Expenditures:(7)
Development and redevelopment costs	$12,246	$15,515
Maintenance capital expenditures	6,029	6,683
Leasing commissions	1,645	657
Tenant improvements and allowances	1,919	1,516
Total capital expenditures	$21,839	$24,371

Tenant and Other Receivables	As of March 31, 2024
Tenant and other receivables billed	$20,939
Revenue deemed uncollectible	(4,566)
Tenant and other receivables deemed collectible	$16,373

(1) As of March 31, 2024, leases with rental revenue being recognized on a cash-basis represented approximately 2.4% of total portfolio ABR.
(2) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 9 for a reconciliation of net income to NOI and same-property NOI.
(3) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(4) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(6) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(7) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2024

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	24	765,276	4.5%	$16,723,430	5.4%	$21.85	4.4
The Home Depot	6	770,742	4.6%	13,065,551	4.2%	16.95	13.1
Kohl's	9	855,561	5.1%	9,648,520	3.1%	11.28	5.9
Best Buy	9	409,641	2.4%	9,395,923	3.0%	22.94	6.0
Lowe's Companies	6	976,415	5.8%	8,946,256	2.9%	9.16	3.8
Burlington	8	441,270	2.6%	7,839,712	2.5%	17.77	5.3
Walmart	5	708,435	4.2%	7,479,449	2.4%	10.56	3.9
PetSmart	12	278,451	1.7%	7,300,512	2.4%	26.22	4.5
ShopRite	5	361,053	2.1%	6,826,508	2.2%	18.91	10.7
BJ's Wholesale Club	4	454,297	2.7%	5,808,618	1.9%	12.79	6.1
Target Corporation	4	476,146	2.8%	5,565,180	1.8%	11.69	8.6
Ahold Delhaize (Stop & Shop)	4	268,016	1.6%	5,079,430	1.6%	18.95	5.1
The Gap(3)	13	192,137	1.1%	4,951,358	1.6%	25.77	2.0
Amazon(4)	3	145,279	0.9%	4,717,885	1.5%	32.47	6.7
Dick's Sporting Goods	5	235,058	1.4%	4,561,331	1.5%	19.41	7.7
LA Fitness	6	289,334	1.7%	4,371,985	1.4%	15.11	6.5
Nordstrom	3	106,720	0.6%	3,389,314	1.1%	31.76	6.1
AMC	1	85,000	0.5%	3,267,502	1.1%	38.44	5.8
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.1%	19.02	5.0
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.9%	50.23	7.8
Staples	6	128,355	0.8%	2,637,951	0.9%	20.55	2.0
Ulta	7	72,886	0.4%	2,576,782	0.8%	35.35	4.2
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	4.5
Planet Fitness	5	101,046	0.6%	2,495,296	0.8%	24.69	6.8
Five Below	9	85,098	0.5%	2,487,569	0.8%	29.23	5.0

Total/Weighted Average	160	8,462,347	50.1%	$147,619,281	47.7%	$17.44	6.1

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (3), HomeGoods (3), Homesense (3), and Sierra Trading Post (1).
(3) Includes Old Navy (8), Gap (4) and Banana Republic (1).
(4) Includes Whole Foods (2) and Amazon Fresh (1).

Note: Amounts shown in the table above include all retail properties (excluding Kingswood Center), including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three months ended March 31, 2024

	Three Months Ended March 31, 2024		Year Ended December 31, 2023
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	17	17	64	64
Total square feet	70,293	70,293	486,201	486,201
Number of same space leases	14	14	49	49
Same space square feet	62,990	62,990	418,322	418,322
Prior rent per square foot	$24.36	$23.31	$21.32	$22.43
New rent per square foot	$31.01	$28.57	$29.64	$27.86
Same space weighted average lease term (years)	9.8	9.8	9.7	9.7
Same space TIs per square foot	N/A	$25.14	N/A	$26.12
Rent spread	27.3%	22.6%	39.0%	24.2%

Renewals & Options
Number of leases executed	27	27	110	110
Total square feet	734,957	734,957	1,519,738	1,519,738
Number of same space leases	25	25	110	110
Same space square feet	506,879	506,879	1,519,738	1,519,738
Prior rent per square foot	$19.33	$19.44	$22.10	$22.10
New rent per square foot	$21.58	$21.09	$24.35	$23.95
Same space weighted average lease term (years)	5.9	5.9	5.8	5.8
Same space TIs per square foot	N/A	$—	N/A	$3.07
Rent spread	11.6%	8.5%	10.2%	8.4%

Total New Leases and Renewals & Options
Number of leases executed	44	44	174	174
Total square feet	805,250	805,250	2,005,939	2,005,939
Number of same space leases	39	39	159	159
Same space square feet	569,869	569,869	1,938,060	1,938,060
Prior rent per square foot	$19.88	$19.87	$21.93	$22.17
New rent per square foot	$22.62	$21.92	$25.49	$24.80
Same space weighted average lease term (years)	6.3	6.3	6.6	6.6
Same space TIs per square foot	N/A	$2.78	N/A	$8.05
Rent spread	13.8%	10.3%	16.2%	11.9%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of March 31, 2024

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $27.4 million of future annual gross rent, representing approximately 10% of annualized NOI as of March 31, 2024. Approximately $21.1 million of this amount pertains to leases included in Active Redevelopment Projects on page 30. National and regional tenants represent approximately 85% of the leased but not yet rent commenced pipeline. The below table illustrates the incremental gross rent expected to be recognized in the remainder of 2024 and the next three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
$30
$20
$10
$0
$4.2
1.6
2.6
$19.7
5.6
14.1
$27.3
6.3
21.0
$27.4
6.3
21.1
2024
2025
2026
2027
Year
Leases included in development
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current 2024 same-property pool, are as follows:

(in thousands)	2024	2025	2026	2027
Same-property	$3,400	$13,400	$17,000	$17,100

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since December 31, 2023:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of December 31, 2023	$26,800
Less: Leases commenced during the first quarter	(2,100)
Plus: Leases executed during the first quarter	2,700
Leases executed but not yet rent commenced as of March 31, 2024	$27,400

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2024

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	30,000	0.2%	$23.47	33	91,000	3.5%	$30.21	35	121,000	0.8%	$28.54
2024	5	225,000	1.7%	10.39	26	65,000	2.5%	36.38	31	290,000	1.9%	16.21
2025	26	1,064,000	8.3%	15.15	80	249,000	9.5%	39.40	106	1,313,000	8.5%	19.75
2026	24	791,000	6.1%	19.66	94	299,000	11.4%	38.51	118	1,090,000	7.0%	24.83
2027	28	1,003,000	7.8%	12.96	92	305,000	11.7%	36.57	120	1,308,000	8.4%	18.46
2028	28	1,028,000	8.0%	21.12	73	259,000	9.9%	41.88	101	1,287,000	8.3%	25.30
2029	58	2,429,000	18.8%	20.23	80	301,000	11.5%	40.94	138	2,730,000	17.6%	22.51
2030	24	1,426,000	11.1%	11.36	35	124,000	4.7%	45.65	59	1,550,000	10.0%	14.10
2031	16	1,071,000	8.3%	14.63	21	78,000	3.0%	35.73	37	1,149,000	7.4%	16.06
2032	10	311,000	2.4%	16.60	44	155,000	5.9%	33.85	54	466,000	3.0%	22.34
2033	18	567,000	4.4%	17.58	37	127,000	4.9%	37.67	55	694,000	4.5%	21.26
2034	20	809,000	6.3%	19.21	35	128,000	4.9%	36.77	55	937,000	6.0%	21.61
Thereafter	30	1,843,000	14.3%	17.75	32	132,000	5.0%	36.21	62	1,975,000	12.7%	18.98
Subtotal/Average	289	12,597,000	97.7%	$16.97	682	2,313,000	88.4%	$38.33	971	14,910,000	96.1%	$20.29
Vacant	13	299,000	2.3%	N/A	128	304,000	11.6%	N/A	141	603,000	3.9%	N/A
Total/Average	302	12,896,000	100.0%	N/A	810	2,617,000	100.0%	N/A	1,112	15,513,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and Kingswood Center and includes properties in redevelopment) and excludes 58,000 sf of self-storage space. The average base rent for our 127,000 square-foot warehouse property (excluded from the table above) is $13.35 per square foot as of March 31, 2024.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of March 31, 2024

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	30,000	0.2%	$23.47	33	91,000	3.5%	$30.21	35	121,000	0.8%	$28.54
2024	2	55,000	0.4%	10.05	25	73,000	2.8%	37.39	27	128,000	0.8%	25.64
2025	11	248,000	1.9%	21.27	53	151,000	5.8%	43.90	64	399,000	2.6%	29.84
2026	5	92,000	0.7%	24.24	52	142,000	5.4%	44.46	57	234,000	1.5%	36.51
2027	3	34,000	0.3%	19.43	49	120,000	4.6%	39.79	52	154,000	1.0%	35.29
2028	3	184,000	1.4%	18.85	40	113,000	4.3%	42.95	43	297,000	1.9%	28.02
2029	15	423,000	3.3%	22.83	39	117,000	4.5%	44.42	54	540,000	3.5%	27.51
2030	9	236,000	1.8%	20.84	28	92,000	3.5%	42.41	37	328,000	2.1%	26.89
2031	10	277,000	2.1%	22.98	33	98,000	3.7%	42.01	43	375,000	2.4%	27.95
2032	8	284,000	2.2%	18.54	31	102,000	3.9%	39.34	39	386,000	2.5%	24.04
2033	16	508,000	3.9%	28.83	24	76,000	2.9%	56.80	40	584,000	3.8%	32.47
2034	18	564,000	4.4%	21.82	33	138,000	5.3%	43.31	51	702,000	4.5%	26.05
Thereafter	187	9,662,000	75.1%	24.51	242	1,000,000	38.2%	48.00	429	10,662,000	68.7%	26.71
Subtotal/Average	289	12,597,000	97.7%	$24.04	682	2,313,000	88.4%	$44.74	971	14,910,000	96.1%	$27.25
Vacant	13	299,000	2.3%	N/A	128	304,000	11.6%	N/A	141	603,000	3.9%	N/A
Total/Average	302	12,896,000	100.0%	N/A	810	2,617,000	100.0%	N/A	1,112	15,513,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and Kingswood Center and includes properties in redevelopment) and excludes 58,000 sf of self-storage space. The average base rent for our 127,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $19.66 per square foot as of March 31, 2024.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2024
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$69.26	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	9.50	$15,871	Walmart, Staples
Maryland:
Goucher Commons	155,000	92.5%	26.60	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy
Rockville Town Center	98,000	100.0%	16.55	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	97.7%	18.14	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.06	—	PetSmart, Central Rock Gym
Gateway Center(6)	640,000	100.0%	9.70	—	Costco, Target, Home Depot, Total Wine
Shoppers World(6)	752,000	100.0%	22.53	—	T.J. Maxx, Marshalls, Home Sense, Sierra Trading, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	24.95	$21,241	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.07	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	11.91	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.40	—	Fun City
New Jersey:
Bergen Town Center - East	253,000	92.1%	21.97	—	Lowe's, Best Buy, REI
Bergen Town Center - West	1,018,000	96.2%	32.18	$290,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market (lease not commenced)
Briarcliff Commons	180,000	94.8%	24.65	—	Uncle Giuseppe's, Kohl's
Brick Commons	273,000	98.7%	21.75	$47,437	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	15.91	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	24.28	—	Stop & Shop
Garfield Commons	298,000	100.0%	16.37	$39,429	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	95.9%	18.67	—	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	99.2%	26.09	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	99.3%	23.13	$61,035	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
Heritage Square(6)	87,000	100.0%	30.29	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	100.0%	13.66	—	Lowe's, P.C. Richard & Son
Hudson Mall	381,000	83.2%	18.52	—	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Kearny Commons	121,000	100.0%	24.50	—	LA Fitness, Marshalls, Ulta
Kennedy Commons	62,000	100.0%	15.62	—	Food Bazaar
Lodi Commons	43,000	100.0%	20.69	—	Dollar Tree

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2024
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Manalapan Commons	200,000	93.7%	23.44	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health (lease not commenced), Nordstrom Rack (lease not commenced)
Marlton Commons	214,000	100.0%	17.28	$36,552	ShopRite, Kohl's, PetSmart
Millburn	104,000	89.5%	29.05	$21,893	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	417,000	83.1%	13.43	—	Aldi, Total Wine, LA Fitness, Raymour & Flanigan, Guitar Center, Sam Ash Music
Plaza at Woodbridge	331,000	83.0%	20.68	$51,938	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, and buybuy Baby
Rockaway River Commons	189,000	96.8%	15.26	$26,628	ShopRite, T.J. Maxx
Rutherford Commons	196,000	100.0%	13.33	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	21.79	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	22.10	$96,664	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	93.4%	21.74	$50,800	The Home Depot, Staples, Tesla (lease not commenced)
Town Brook Commons	231,000	97.0%	14.12	$30,076	Stop & Shop, Kohl's
Union (Vauxhall)	232,000	100.0%	17.85	$45,000	The Home Depot
West Branch Commons	279,000	98.7%	16.24	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.80	$24,078	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	13.60	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	10.46	—	BJ's Wholesale Club, Burlington, LA Fitness, national discount department store (lease not commenced), Bob's Discount Furniture (lease not commenced)
Bruckner Commons(6)	351,000	85.5%	35.61	—	ShopRite, Burlington, Target (lease not commenced)
Shops at Bruckner(6)	113,000	100.0%	39.04	$37,700	Aldi, Marshalls, Five Below, Old Navy
Burnside Commons	100,000	91.4%	17.83	—	Bingo Wholesale
Cross Bay Commons	44,000	95.8%	40.89	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	95.3%	25.35	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	38.34	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.69	—	Kohl's
Huntington Commons	208,000	96.5%	21.98	$43,704	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	107,000	84.4%	46.35	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services (lease not commenced)
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	17.65	$10,926	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Yonkers Gateway	448,000	94.9%	20.44	$50,000	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Wren Kitchens

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2024
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Broomall Commons(6)	168,000	75.8%	16.40	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Lincoln Plaza	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
MacDade Commons	102,000	100.0%	12.99	—	Walmart
Marten Commons	185,000	100.0%	15.18	—	Kohl's, Ross Dress for Less, Staples, Petco
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre Commons	184,000	100.0%	13.12	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.83	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	90.0%	31.34	$82,000	Sector Sixty6, Forever 21, Old Navy
The Outlets at Montehiedra(6)	531,000	95.9%	23.16	$75,093	The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, Ralph's Food Warehouse (lease not commenced), T.J. Maxx (lease not commenced), Burlington (lease not commenced)
Total Retail Portfolio	15,513,000	96.1%	$20.29	$1,469,515
INDUSTRIAL:
Lodi Route 17(5)(6)	127,000	100.0%	13.35	—	AAA Wholesale Group
Total Industrial	127,000	100.0%	$13.35	$—

Kingswood Center(6)	129,000	73.5%	26.61	$68,833	T.J. Maxx, Visiting Nurse Service of NY
Sunrise Mall(4)(6)(8)	1,228,000	30.5%	10.62	—	Macy's, Dick's Sporting Goods, Dave & Busters, Home Goods

Total Urban Edge Properties	16,997,000	91.2%	$20.04	$1,538,348
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $22.90 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The Company disposed of the property on April 26, 2024.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended March 31, 2024 and 2023.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) A portion of the property is under a ground lease through 2069.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2024
(dollars in thousands)

2024 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
2/8/2024	Heritage Square	Watchung	NJ	87,000	$34,000

2024 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
3/14/2024	Hazlet	Hazlet	NJ	95,000	$8,700

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2024
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 3/31/24	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$38,700		$23,200	2Q25	Retenanting former Kmart box with Target
Bruckner Commons (Phase B)(5)	18,400		500	4Q25	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
Huntington Commons (Phase B)(3)	13,300		11,500	2Q24	Backfilling the relocated Marshalls box with Burlington (open), as well as additional center repositioning and renovations
The Outlets at Montehiedra (Phase C)(5)	12,600		7,000	3Q24	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Hudson Mall(3)	9,700		6,400	1Q25	Retenanting former Toys "R" Us box
Manalapan Commons (Phase B)(3)	7,500		100	3Q25	Backfilling vacant Bed Bath & Beyond with 25,000± sf national apparel retailer and remaining 12,000± sf
The Outlets at Montehiedra (Phase E)(5)	7,400		100	2Q25	Backfilling Tiendas Capri with 33,000 sf Burlington
Marlton Commons(3)	7,300		1,800	2Q25	Redeveloping Friendly's with new 11,000± sf multi-tenant pad (First Watch, Cava, and Mattress Firm executed)
Burnside Commons(3)	6,900		6,900	3Q24	Retenanting anchor vacancy with Bingo Wholesale
The Outlets at Montehiedra (Phase D)(5)	6,800		800	3Q24	Retenanting 24,000 sf of vacant Kmart box with T.J. Maxx
Totowa Commons (Phase A)(3)	5,700		700	4Q25	Backfilling former Bed Bath & Beyond box with Tesla
Kingswood Crossing(3)	5,100		1,400	1Q25	Backfilling 21,000 sf vacancy with Visiting Nurse Service of NY
Brick Commons(3)	4,500		1,700	2Q25	Replacing Santander Bank with two quick service restaurants (Shake Shack and First Watch executed)
Walnut Creek(3)	3,500		2,400	4Q24	Retenanting former Z Gallerie with Sweetgreen (open) and Ronbow
Amherst Commons(3)	3,100		600	1Q26	Backfilling vacant anchor with national discount department store and Bob's Discount Furniture
Totowa Commons (Phase B)(3)	3,100		400	1Q26	Retenanting vacant Marshalls with 27,000 sf Lidl and remaining 18,000± sf
Bergen Town Center (Phase D)(3)	2,700		200	1Q25	Backfilling former Neiman Marcus with World Market
Yonkers Gateway Center (Phase B)(3)	2,600		200	3Q25	Relocating Red Wing Shoes, adding Dave's Hot Chicken into vacant shop space and expanding Best Buy in former Red Wing Shoes
The Outlets at Montehiedra (Phase B)(5)	2,200		200	2Q25	Developing new 6,000± sf pad for Texas Roadhouse
Huntington Commons (Phase D)(3)	2,000		200	2Q25	Retenanting former bank pad with Starbucks and Yoga Six
Bergen Town Center (Phase C)(3)	1,700		200	1Q25	Backfilling vacant restaurant space with Ani Ramen and retenanting former Qdoba with Bluestone Lane
Manalapan Commons (Phase A)(3)	1,600		200	4Q24	Backfilling vacant A.C. Moore space with 18,000 sf Atlantic Health
Total	$166,400	(4)	$66,700

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 31. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2024.
(4) The estimated, unleveraged yield for total Active projects is 15% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended March 31, 2024.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2024
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 3/31/24	Stabilization(2)	Description
Yonkers Gateway Center (Phase A)(3)	$1,700		$1,600	1Q24	Retenanted end cap space with Wren Kitchens
Shops at Caguas(3)	14,000		13,900	4Q23	Retenanted 123,000 sf Kmart box with Sector Sixty6
Shops at Bruckner (Phase B)(6)	11,300		10,900	4Q23	Retenanted with Aldi and Lot Less
Goucher Commons(3)	3,100		3,000	4Q23	Backfilled 22,000 sf Staples box with Golf Galaxy
Briarcliff Commons (Phase B)(3)	2,900		2,900	4Q23	Developed new 3,500 sf pad for CityMD
Plaza at Cherry Hill (Phase B)(3)	1,300		1,100	4Q23	Backfilled 25,000 sf vacancy with Savers Thrift
Huntington Commons (Phase C)(3)	4,200		3,700	4Q23	Redemised former Outback to create three small shop spaces (Cycle Bar, GolfTec and IStretch+)
Greenbrook Commons(3)	1,200		900	4Q23	Backfilled Unique Thrift with Aldi
The Outlets at Montehiedra (Phase A)(6)	10,600		10,600	2Q23	Constructed new 14,000 sf building for Walgreens and Global Mattress and new 3,000 sf pad for Arby's
Broomall Commons (Phase B)(6)	4,100		4,100	2Q23	Retenanted 19,000 sf Giant Food space with Nemours Children's Health
Plaza at Cherry Hill (Phase A)(3)	2,800		2,500	2Q23	Relocated and expanded Total Wine

Total	$57,200	(4)	$55,200

Future Redevelopment(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, and/or office; common area improvements and enhancements to improve merchandising
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2024.
(4) The estimated unleveraged yield for Completed projects is 11% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended March 31, 2024.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2024 and December 31, 2023
(in thousands)

	March 31, 2024	December 31, 2023
Secured fixed rate debt	$1,486,410	$1,462,766
Secured variable rate debt	51,938	127,969
Unsecured variable rate debt	153,000	153,000
Total debt	$1,691,348	$1,743,735

% Secured fixed rate debt	87.9%	83.9%
% Secured variable rate debt	3.1%	7.3%
% Unsecured variable rate debt	9.0%	8.8%
Total	100%	100%

Secured mortgage debt	$1,538,348	$1,590,735
Unsecured debt(1)	153,000	153,000
Total debt	$1,691,348	$1,743,735

% Secured mortgage debt	91.0%	91.2%
% Unsecured mortgage debt	9.0%	8.8%
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5 years	5 years
Weighted average remaining maturity on unsecured debt	3.9 years	4.1 years

Total market capitalization (see page 19)	$3,856,499

% Secured mortgage debt	39.9%
% Unsecured debt	4%
Total debt: Total market capitalization	43.9%

Weighted average interest rate on secured mortgage debt(2)	4.95%	5.01%
Weighted average interest rate on unsecured debt(2)	6.53%	6.56%
Total debt	5.09%	5.14%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of March 31, 2024, there was $153 million outstanding on our unsecured $800 million line of credit bearing interest at 6.53%. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at the Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. The Company obtained five letters of credit under the line of credit aggregating $30.1 million which were provided to mortgage lenders to secure its obligations for certain capital requirements per the respective mortgage agreements. The letters of credit remain undrawn but have reduced the amount available under the facility commensurate with their face values.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2024 and December 31, 2023
(dollars in thousands)

Property	Maturity Date	Rate	March 31, 2024	December 31, 2023	Percent of Mortgage Debt at March 31, 2024
Hudson Commons(1)	11/15/2024	—%	$—	$26,930	—%
Greenbrook Commons(1)	11/15/2024	—%	—	25,065	—%
Gun Hill Commons(1)	12/1/2024	—%	—	23,696	—%
Brick Commons	12/10/2024	3.87%	47,437	47,683	3.1%
West End Commons	12/10/2025	3.99%	24,078	24,196	1.6%
Town Brook Commons	12/1/2026	3.78%	30,076	30,229	2.0%
Rockaway River Commons	12/1/2026	3.78%	26,628	26,763	1.7%
Hanover Commons	12/10/2026	4.03%	61,035	61,324	4.0%
Tonnelle Commons	4/1/2027	4.18%	96,664	97,115	6.3%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/2027	3.97%	21,893	22,015	1.4%
Plaza at Woodbridge(2)	6/8/2027	5.26%	51,938	52,278	3.4%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.3%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.4%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	4.1%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.5%
Kingswood Center(3)	2/6/2028	5.07%	68,833	69,054	4.5%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.3%
Marlton Commons	12/1/2028	3.86%	36,552	36,725	2.4%
Union (Vauxhall)	12/10/2028	4.01%	45,000	45,202	2.9%
Yonkers Gateway Center(4)	4/10/2029	6.30%	50,000	23,148	3.3%
Shops at Riverwood	6/24/2029	4.25%	21,241	21,326	1.4%
Shops at Bruckner	7/1/2029	6.00%	37,700	37,817	2.5%
Huntington Commons	12/5/2029	6.29%	43,704	43,704	2.8%
Bergen Town Center	4/10/2030	6.30%	290,000	290,000	18.7%
The Outlets at Montehiedra	6/1/2030	5.00%	75,093	75,590	4.9%
Montclair(5)	8/15/2030	3.15%	7,250	7,250	0.5%
Garfield Commons	12/1/2030	4.14%	39,429	39,607	2.6%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.6%
Newington Commons	7/1/2033	6.00%	15,871	15,920	1.0%
Shops at Caguas	8/1/2033	6.60%	82,000	82,000	5.3%
Mount Kisco Commons	11/15/2034	6.40%	10,926	11,098	0.7%
Total mortgage debt		4.95%	$1,538,348	$1,590,735	100.0%
Unamortized debt issuance costs			(13,003)	(12,625)
Total mortgage debt, net			$1,525,345	$1,578,110

(1)The Company paid off the loan prior to maturity on January 2, 2024.
(2)Bears interest at one month SOFR plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2025.
(3)In April 2023, the Company notified the servicer that the cash flows generated by the property are insufficient to cover the debt service and that it is unwilling to fund the shortfalls. In May 2023, the mortgage was transferred to special servicing at the Company's request.
(4)On March 28, 2024, the Company refinanced the mortgage on Yonkers Gateway Center with a new 5-year, $50 million loan.
(5)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2024
(dollars in thousands)

Year	Amortization	Balloon Payments	Revolving Credit Facilities(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2024(2)	$10,625	$46,775	$—	$615	$58,015	4.0%	3.4%
2025	14,696	23,260	—	820	38,776	4.3%	2.3%
2026	15,369	111,228	—	820	127,417	4.0%	7.5%
2027	11,461	306,780	—	820	319,061	4.5%	18.9%
2028	10,323	228,749	153,000	(30)	392,042	5.3%	23.2%
2029	8,043	144,419	—	(60)	152,402	5.9%	9.0%
2030	5,552	391,042	—	(60)	396,534	5.9%	23.4%
2031	3,741	—	—	(60)	3,681	6.5%	0.2%
2032	3,986	117,200		(60)	121,126	3.5%	7.2%
Thereafter	4,318	78,094	—	(118)	82,294	6.5%	4.9%
Total	$88,114	$1,447,547	$153,000	$2,687	$1,691,348	5.1%	100%
	Unamortized debt issuance costs				(13,003)
	Total outstanding debt, net				$1,678,345
(1) Our $800 million revolving credit facility matures on February 9, 2027, plus two six-month extensions at our option, to February 9, 2028.
(2) Remainder of 2024.